UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2005
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 4, 2005, Advanced Energy Industries, Inc. entered into a Separation and Release Agreement with Linda Capuano, Chief Technology Officer of Advanced Energy. The Separation and Release Agreement supersedes the Executive Change in Control Severance Agreement between Advanced Energy and Ms. Capuano. Pursuant to the Separation and Release Agreement, Ms. Capuano’s employment with Advanced Energy will cease as of August 22, 2005, and Advanced Energy will pay Ms. Capuano cash in the amount of $135,000, approximately six months’ base salary at her current rate. Ms. Capuano’s benefits under the company’s welfare benefit plans, practices and programs will terminate as of August 31, 2005, except to the extent that Ms. Capuano elects coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and as otherwise required by law.
     The foregoing is a summary of the Separation and Release Agreement with Ms. Capuano. A copy of such agreement is filed as an exhibit to this Current Report on Form 8-K, and the terms of such agreement are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) The following exhibit is filed pursuant to Item 1.01:
10.1	Separation and Release Agreement dated as of August 4, 2005, by and between Advanced Energy Industries, Inc. and Linda Capuano
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: August 4, 2005	/s/ Michael El-Hillow
Michael El-Hillow, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement dated as of August 4, 2005, by and between Advanced Energy Industries, Inc. and Linda Capuano